Exhibit 10.2
The following summarizes the 2011 Executive Compensation Program approved by the Compensation Committee of the Board of Directors of Jefferies Group, Inc. for the following executive officers:

Peregrine C. Broadbent Chief Financial Officer Salary:	$1,000,000
Bonus Range:	Discretionary*
Long-term Equity Incentive:	$0

Charles J. Hendrickson Treasurer Salary:	$325,000
Bonus Range:	Discretionary*
Long-term Equity Incentive:	$0

*	The Compensation Committee may choose to pay all or a portion of the bonus, if any, in cash, restricted stock or restricted stock units.